Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 16, 2021, in the Registration Statement (Form F-1) and the related Prospectus of Riskified Ltd. dated July 1, 2021.

/s/ KOST FORER GABBAY & KASIERER
July 1, 2021	KOST FORER GABBAY & KASIERER
Tel Aviv, Israel	A Member of Ernst & Young Global